===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 NEWCOM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 NEWCOM, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 25, 1998

To the Stockholders of NewCom, Inc.:

  The Annual Meeting of Stockholders of NewCom, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, August 25, 1998 at 3:00 p.m. PDT, at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California, for the following purposes:

  (1) To elect a Board of Directors of 10 members;

  (2) To approve the adoption of the 1998 Employee Stock Purchase Plan;

  (3) To approve the adoption of the Non-Employee Director Stock Option Plan;
      and

  (4) To transact any other business which may properly come before the meeting.

  Stockholders of record at the close of business on June 26, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

  All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

  Any Stockholder of record of the Company at the close of business on June 26, 1998 may attend. Any beneficial owner of shares with a letter of authorization from his recordholder may attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael I. Froch
                                          Michael I. Froch
                                          Secretary

Westlake Village, California
July 28, 1998

                                 NEWCOM, INC.
                               31166 VIA COLINAS
                      WESTLAKE VILLAGE, CALIFORNIA 91362
                                (818) 597-3200

                                PROXY STATEMENT

                                 JULY 28, 1998

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewCom, Inc. ("NewCom" or the "Company") for the Annual Meeting of Stockholders to be held at 3:00 p.m. on August 25, 1998 (the "Annual Meeting") and any postponements or adjournments thereof. Any Stockholder giving a proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the Stockholder on the proxy card; and, if no choice is specified, they will be voted (i) "FOR" the directors nominated by the Board of Directors, (ii) "FOR" the adoption of the 1998 Employee Stock Purchase Plan, (iii) "FOR" the adoption of the Non-Employee Director Stock Option Plan, and (iv) in the discretion of the persons acting as proxies, for any other matters. Your cooperation in promptly returning the enclosed proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

  Only Stockholders of record at the close of business on June 26, 1998 are entitled to receive notice of and to vote at the meeting. On that date, NewCom had outstanding 10,000,000 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

  In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

  In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

  The cost of preparing, assembling, printing and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are being mailed or delivered to Stockholders on or about July 28, 1998.

-------------------------------------------------------------------------------
 PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY
 DATE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.
-------------------------------------------------------------------------------

                                PROPOSAL NO. 1

                     ELECTION OF 10 NOMINEES FOR DIRECTORS

NOMINEES AND VOTING

  The Bylaws of the Company provide for a board of 10 directors. Consequently, at the Annual Meeting, 10 directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than 10 persons. The Company has nominated for election as directors the 10 persons named below. Each of these nominees has indicated that they are able and willing to serve as directors.

  Unless otherwise instructed, the Company's proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast.

  The Company's nominees and directors are listed below, together with their ages, principal occupations, offices with the Company and year in which each became a director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE 10 NOMINEES FOR DIRECTOR.

IDENTIFICATION OF DIRECTORS

  The following table sets forth all of the current directors and executive officers of NewCom, their age and the office they hold with the Company. Executive officers serve at the discretion of the Board. All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified.

                                  DIRECTOR
NAME OF DIRECTORS             AGE  SINCE   POSITION WITH THE COMPANY
-----------------             --- -------- -------------------------------------
Sultan W. Khan...............  53   1994   Chief Executive Officer and Chairman
Asif M. Khan.................  52   1994   Executive Vice President and Director
Steve C. Veen................  42   1997   Chief Financial Officer and Director
Michael I. Froch.............  36   1997   Secretary and Director
Zane Alsabery................  40   1997   Director
James M. Curran..............  47   1997   Director
Gerald S. Papazian...........  42   1997   Director
Alexander Remington..........  40   1997   Director
Richard A. Rappaport.........  39   1997   Director
Saied Kashani................  33   1997   Director

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES DURING THE PAST FIVE YEARS

  SULTAN W. KHAN, age 53, has been the Chairman of the Board of Directors of NewCom since June 1997, and the President and Chief Executive Officer of NewCom since September 1994. From June to September 1994,

Mr. Khan was employed by Aura Systems, Inc. ("Aura") to perform special projects. Prior to joining Aura, Mr. Khan was a founder and President of Nuvo Corporation of America, Inc ("Nuvo"), a developer, manufacturer and marketer of PC peripheral products, which was liquidated in a Chapter 7 bankruptcy proceeding in 1994. In addition, he founded Computer Peripherals, Inc. which under his leadership grew into a multi-million dollar sales company and an industry leader in modem communication products. Prior to Computer Peripherals, Mr. Khan was employed by Texas Instruments and, prior thereto, by Data Products, where he was responsible for developing a high speed band printer family of products. Mr. Khan received his BS in electrical engineering at Cal Polytechnic Institute, San Luis Obispo, and a MBA at Cal Lutheran College.

  ASIF M. KHAN, age 52, has been Executive Vice President and Director since September 1994. From June to September 1994, Mr. Khan was employed by Aura to perform special projects. Prior to joining Aura, from April 1990 through May 1994, Mr. Khan served as Executive Vice President of Nuvo, which was liquidated in a Chapter 7 bankruptcy proceeding in 1994. Mr. Khan received his BS in electrical engineering at West Coast University, Los Angeles, his BS in physics and mathematics at Karachi University, Pakistan, and a MBA at the University of California at Los Angeles.

  STEVEN C. VEEN, age 42, has been Chief Financial Officer and a Director of NewCom since June 1997. He joined Aura as its Controller in December 1992 and became its Chief Financial Officer in March 1994, which position he currently holds. Prior to that, Mr. Veen, a Certified Public Accountant, practiced for over twelve years in varying capacities in the public accounting profession. In particular, Mr. Veen served from 1983 to December 1992 with Muller, King, Black, Mathys & Acker, Certified Public Accountants. He received a BA in accounting from Michigan State University in 1981.

  MICHAEL I. FROCH, age 36, has been Secretary and a Director of NewCom since June 1997. From July 1994 through February 1997, Mr. Froch served as Corporate Counsel at Aura, following which he was appointed as Aura's General Counsel and Secretary. From 1991 through 1994, Mr. Froch was engaged in private law practice in California. Mr. Froch is admitted to the California and District of Columbia bars. He received his Juris Doctor degree from Santa Clara University School of Law in 1989 during which time he served as judicial extern to the Honorable Spencer M. Williams, United States District Judge for the Northern District of California. Mr. Froch received his AB Degree from the University of California, Berkeley, in 1984, serving from 1982 through 1983 as Staff Assistant to the Honorable Tom Lantos, Member of Congress.

  ZANE R. ALSABERY, age 40, has been a Director of NewCom since June 1997. From September 1994 to June 1997, Mr. Alsabery served as the Company's Vice President of Special Projects. Prior to joining the Company, from June to September 1994, he was employed by Aura. From April 1984 to June 1994,
Mr. Alsabery served in several full time positions at Interstate Recruiters Corporation, most recently as Vice President of Corporate Accounts, where he managed Interstate's management consulting efforts in the high technology and computer-related industries. Prior to Interstate, Mr. Alsabery served as the manager of multi-user system sales at Marcey, Inc. and as a sales representative at Compal Computer Systems. He received his BA in economics from the University of California, Los Angeles in 1979.

  JAMES M. CURRAN, age 47, has been a Director of NewCom since June 1997. From August 1996 until the present, Mr. Curran has served as an independent business consultant. From May 1995 to August 1996 he served as Executive Vice President, Information Products and Systems, of Visa International. Prior thereto, Mr. Curran was employed by International Business Machine Corporation for 22 years, where he most recently served as a Division Director, Software Solutions Division. He received his BA in philosophy from Cathedral College Seminary in New York in 1972.

  GERALD S. PAPAZIAN, age 42, has been a Director of the Company since June 1997. He joined Aura in August 1988 and currently serves as Aura's President and Chief Operating Officer. Previously, Mr. Papazian worked at Bear Stearns & Co., an investment banking firm, where he served from 1986 as Vice President, Corporate Finance in the Investment Banking Division. Prior to joining Bear Stearns, Mr. Papazian was an associate attorney in the law firm of Stroock & Stroock & Lavan. Mr. Papazian received his BA in economics from the University of Southern California in 1977 and a J.D./M.B.A. from the University of California, Los Angeles in 1981.

  ALEXANDER REMINGTON, age 40, has been a director of NewCom since June 1997. Mr. Remington is Chief Executive Officer of Micro Equipment Corporation ("M.E.C."), which he founded in 1983. M.E.C. is a distributor and manufacturer of computer and peripherals products in the U.S. and worldwide. Mr. Remington holds a Master of Science degree in Information Computer Science (ICS).

  RICHARD A. RAPPAPORT, age 39, has been a Director of the Company since November 1997. Since April 1998, Mr. Rappaport has been Managing Director of Investment Banking for EBI Securities Corporation. From 1995 to 1998, he was a Managing Director of Joseph Charles and Associates, Inc., an investment banking firm. Prior to 1995, Mr. Rappaport was associated with the investment banking firm of H.J. Meyers, Inc. from 1987. Mr. Rappaport is a graduate of the University of California at Berkeley and holds a Masters Degree in Business Administration from the University of California at Los Angeles.

  SAIED KASHANI, age 33, has been a Director of the Company since November 1997. Since April 1997, Mr. Kashani has been a lawyer "of counsel" to Leary & Meiser, a Los Angeles, California law firm. From 1991 to 1997, the Los Angeles law firm of Shearman & Sterling employed him. Mr. Kashani holds a JD degree in law from Harvard University and is admitted to the bar in the State of California.

FAMILY RELATIONSHIPS

  There is no family relationship between Sultan W. Khan and Asif M. Khan or among any other directors, officers or key employees of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the Company's Common Stock owned as of May 1, 1998 (i) by each person who is known by NewCom to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock, (ii) by each of the Company's directors and nominees and those executive officers named in the Summary Compensation Table, and (iii) by all directors and executive officers as a group:

                                                       NUMBER OF    PERCENT OF
                                                         SHARES       SHARES
                                                      BENEFICIALLY BENEFICIALLY
DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS       OWNED(1)     OWNED(2)
-------------------------------------------------     ------------ ------------
Aura Systems, Inc.(2)(3).............................    6,882,896       68.83%
Sultan W. Khan(2)(4).................................      269,634        2.70%
Asif M. Khan(2)(4)...................................      269,634        2.70%
Steven C. Veen(2)....................................            0         *
Michael I. Froch(2)..................................            0         *
Zane Alsabery(2)(5)..................................       35,833         *
Gerald S. Papazian(2)................................            0         *
Alexander Remington(2)...............................            0         *
James Curran(2)......................................            0         *
Saied Kashani(2).....................................            0         *
Richard A. Rappaport(2)..............................            0         *
Mellon Bank Corporation(6)(7)........................    1,100,000       11.00%
All executive officers and directors as a group (10
 persons)............................................      575,101        5.75%

--------
*Denotes less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within sixty days are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) c/o NewCom, Inc., 31166 Via Colinas, Westlake Village, CA 91362
(3) May be deemed to be a parent or promoter of the Company, as those terms are defined in the Securities Act. Aura has agreed to vote all shares held by it for a period of forty-eight (48) months from September, 1997 for the election to the Company's Board of Directors of two designees of the Underwriter of the Company's Initial Public Offering reasonably acceptable to the Company.
(4) Includes 48,329 shares of Common Stock issuable pursuant to options, which are exercisable within sixty days of May 1, 1998.
(5) Includes 8,777 shares of Common Stock issuable pursuant to options, which are exercisable within sixty days of May 1, 1998.
(6) Share ownership data based on a Schedule 13G, dated as of January 29, 1998 by Mellon Bank Corporation and affiliated entities.
(7) c/o Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  NewCom's Board of Directors held seven meetings during the year ended February 28, 1998. Each director, whose term is expected to continue, attended more than 75% of the Board meetings during Fiscal 1998, except Mr. Remington who attended more than 70% of the meetings. During the last fiscal year the Company did not maintain a nominating committee. Since September 1997, the Company has maintained a Compensation Committee, which currently consists of Messrs. Curran, Asif M. Khan, Papazian and Remington. The Compensation Committee is charged with developing and administering the executive compensation and performance milestones for salary, bonus and stock options awarded to the key NewCom executive management team. The Compensation Committee met three times during Fiscal 1998. Since September 1997, the Company has maintained an Audit Committee, which currently consists of Messrs. Alsabery, Curran and Veen, Chief Financial Officer of the Company. The Audit Committee annually approves the selection and engagement of independent accountants for the purpose of auditing the business results of the Company and writing an opinion on the results. Since Aura Systems, Inc. had already engaged the accounting firm of Pannell Kerr Forster for the purpose of assisting in the initial public offering of the Company, and since Pannell Kerr Forster had satisfactorily performed its duties, the full Board of Directors voted at its September 5, 1997 meeting to ratify the engagement of Pannell Kerr Forster as the Company's outside accountants. There were no separate meetings of the Audit Committee during the remainder of the fiscal year ended February 28, 1998.

                            EXECUTIVE COMPENSATION

CASH COMPENSATION FOR EXECUTIVES

  The following table summarizes all compensation paid to the Company's Chief Executive Officer, and to the most highly compensated executive officers of the Company other than the Chief Executive Officer whose total compensation exceeded $100,000 during the fiscal year ended February 28, 1998.

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                                                    COMPENSATION
                                ANNUAL COMPENSATION    AWARDS
                                ------------------- ------------
                                                     SECURITIES
NAME AND                 FISCAL                      UNDERLYING     ALL OTHER
PRINCIPAL POSITION(1)     YEAR       SALARY(2)       OPTIONS(3)  COMPENSATION(4)
---------------------    ------ ------------------- ------------ ---------------
Sultan W. Khan..........  1998       $165,313         193,316        $1,900
 Chief Executive Officer  1997        136,528             --          1,976
 and President            1996        127,783             --            --
Asif M. Khan............  1998       $165,313         193,316        $1,761
 Executive Vice Presi-
  dent                    1997        136,528             --          1,431
                          1996        127,783             --            --

--------
(1) The Company has not entered into, and does not currently contemplate entering into, any employment contracts or compensation agreements with any of its executive officers.
(2) Includes amounts deferred by each individual under the 401(k) Plan of the Company or Aura, as applicable. No bonuses were paid to any such individuals during the periods identified.
(3) During the Fiscal year ended February 28, 1998, options to acquire 193,316 of Common Stock were granted to each individual. No options were exercised.
(4) Such compensation consists of total matching contributions made by Aura to the plan account of each individual pursuant to Aura's 401(k) Plan.

RECENT OPTION GRANTS

  The following table sets forth certain information regarding options granted during the fiscal year ended February 28, 1998 to the Named Executive Officers.

                                                                             POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF    PERCENT OF                               ASSUMED ANNUAL RATES OF
                         SECURITIES  TOTAL OPTIONS                           STOCK PRICE APPRECIATION FOR
                         UNDERLYING    GRANTED TO   EXERCISE OR                   OPTION TERM ($)(2)
                           OPTIONS    EMPLOYEES IN  BASE PRICE   EXPIRATION  -----------------------------
NAME                     GRANTED (#) FISCAL YEAR(1)  ($/SHARE)      DATE          5%             10%
----                     ----------- -------------- ----------- ------------ -----------------------------
Sultan W. Khan..........   193,316       33.94%        $7.98    June 1, 2007 $     997,511 $     2,632,964
Asif M. Khan............   193,316       33.94%        $7.98    June 1, 2007 $     997,511 $     2,632,964

--------
(1) Based on options to purchase an aggregate 569,655 shares of Common Stock granted during Fiscal 1998.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of options or the sale of the underlying shares of Common Stock. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

COMPENSATION OF DIRECTORS

  Each of the Company's outside directors (i.e., those who are not compensated as employees or consultants to the Company) receives an annual retainer of $25,000, payable on a quarterly basis for each full fiscal quarter during which the director serves on the Board. The quarterly fees are payable in arrears during the first month following the end of each such fiscal quarter. For outside directors who served on the Board during the 12-month period ending September 30, 1998, the annual retainer fee is payable retroactively for such service, in four quarterly installments commencing in October 1998.

  In July 1998, the Board of Directors approved the adoption of the Non-Employee Director Stock Option Plan, subject to stockholder approval, pursuant to which each director who is not an employee of the Company receives upon initial election to the Board an option to purchase 50,000 shares of Common Stock. The exercise price per share of the option is equal to the fair market value of the Company's Common Stock on the date of grant. The options vest in annual installments of 25% of the total option on each anniversary of the applicable vesting start date. For a further description of the equity compensation payable to the Company's outside directors, see "Approval of the Non-Employee Director Stock Option Plan" below.

  The Company pays for director's liability insurance. In addition, the Company's Certificate of Incorporation and Bylaws provide for indemnification of the Company's directors (and other agents) to the extent and under the circumstances permitted by the Delaware General Corporation Law. Each director has entered into an agreement with the Company whereby the Company will indemnify the directors against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During Fiscal Year 1998, all compensation recommendations and decisions were made unanimously by the outside directors on the Board of Directors, after reviewing the recommendations of the Compensation Committee. Neither Mr. Asif Khan nor Sultan Khan participated in the Board of Director's deliberation or approval of the compensation plan for executive officers.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee is comprised of Directors Messrs. Curran, Asif Khan, Papazian and Remington. This committee, with the exception of Mr. Asif Khan, is comprised of outside, disinterested directors who are not employees or former employees of the Company. It recommends salary practices, performance bonus parameters and develops the stock option programs for all employees. It also determines executive officer compensation through a vote by the majority of the outside, disinterested directors on the Board of Directors.

Compensation Philosophy

  The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes salary, bonus and stock-based programs. The Board believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performance. The Company places special emphasis on equity-based compensation, particularly in the form of options. This approach also serves to match the interests of the executive officers with the interest of the stockholders. The Company seeks to reward achievement of long and short-term performance goals, which are measured by a number of factors including improvements in revenue and achieving profitability.

  Included in the factors considered by the Committee in setting the compensation of the Company's Chief Executive Officer and the Executive Vice President are the meeting of revenue and net income goals, increased focus on significant improvement in accounts receivable, and the building of a top tier brand name for

NewCom's communications and multimedia products in the retail channel. During Fiscal 1998 the Company completed an initial public offering of its stock and increased its net revenue and net income as well as its brand name in the retail market.

Compensation of Chief Executive Officer and Executive Vice President

  The Compensation Committee increased Mr. Sultan W. Khan's and Mr. Asif M. Khan's salary in January 1998 to $200,000, effective as of November 1997. The increase reflected the Compensation Committee's assessment of their performance and service to the Company, and set forth certain goals and challenges for Fiscal 1999, including the achievement of forecasted net revenue and net income results, the continuation of the building of a brand name both in the retail channel and on Wall Street and the design and management of certain business planning processes.

  In addition, the Compensation Committee granted to Mr. Sultan W. Khan and Mr. Asif Khan each the ability to earn up to an additional $60,000 per year as a bonus if the Company meets certain quantitative and qualitative goals. These goals include improved accounts receivable, inventory systems and controls, information systems, quality assurance programs, personnel management and certain corporate marketing plans.

                        COMPENSATION COMMITTEE MEMBERS

                                James M. Curran
                                 Asif M. Khan
                              Gerald S. Papazian
                              Alexander Remington

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Alexander Remington, a director of the Company, founded and currently serves as Chief Executive Officer of Micro Equipment Corporation ("M.E.C.") and is the controlling shareholder of C'More, Inc. M.E.C. purchased certain product from the Company in the aggregate amount of approximately $3.72 million and $0 in Fiscal 1998 and 1997, respectively. The stated terms of the purchases were payment 30 days from the date of shipment.

  In addition, M.E.C. served as a supplier of products and components to the Company in the amount of approximately $6.3 million and $12.5 million is Fiscal 1998 and 1997, respectively. The Company may continue to purchase products and components from M.E.C. in the future, generally consisting of those products and components included in the Company's communication and multimedia products currently offered and under development, although the Company is unable to specifically identify the products or components or amounts thereof that may be so purchased. Purchases from M.E.C. will only be made if they are approved by a majority of the Company's disinterested directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

  James M. Curran, a director of the Company, has served as a business consultant to Aura since March 1997. For his services, Mr. Curran has received $237,000 from Aura through February 28, 1998.

  Richard A. Rappaport, a Director of the Company, served as Managing Director of Investment Banking of Joseph Charles & Associates, Inc. ("Joseph Charles") from 1995 to April 1998. In September 1997, Joseph Charles served as lead underwriter of NewCom's initial public offering. In connection with the offering, Joseph Charles received $1,529,500 in the form of underwriting discounts and commissions and $546,250 in the form of a non-accountable expense allowance. In addition, Joseph Charles received an option to purchase 230,000 Units (one common share and one warrant to purchase a common share) at a price of $13.78 per Unit, exercisable over a period of four years commencing September 15, 1998.

  As part of the underwriting agreement, the Company has agreed to retain Joseph Charles as a financial consultant for a period of two years from the date of the offering for a fee of $3,000 per month. For the fiscal year ended February 28, 1998, Joseph Charles has earned $18,000 for these services. In addition, the Company has paid Joseph Charles and additional $36,500 for other investment banking services.

  The Company believes that the foregoing transactions were in its best interests. It is the Company's current policy, adopted in June 1997, that all transactions by the Company with officers, directors, 5% stockholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the company. Each of the agreements between the Company and Aura Systems, Inc. has been approved by a majority of the Company's disinterested directors in accordance with the foregoing policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and beneficial owners of more than ten percent of the Common Stock, to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during its fiscal year ended February 28, 1998, all filing requirements applicable to its officers, directors, and ten percent beneficial owners were satisfied.

INDEPENDENT AUDITORS

  Pannell Kerr Forster has been selected to serve as the Company's independent auditors for the fiscal year ending February 28, 1999. Representatives of Pannell Kerr Forster are expected to be present at the meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Pannell Kerr Forster has served as the Company's independent auditors since 1997.

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return of the Company with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer (U.S.) Index. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock. Due to lack of trading history the chart compares the initial offering price with year-end price. The initial offering price was $9.50 per Unit consisting of one share valued at $9.40 and one warrant valued at $0.10.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
            AMONG NEWCOM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ COMPUTER (U.S.) INDEX





               [GRAPH OF COMPARISON OF CUMULATIVE TOTAL RETURN]

$100 INVESTED ON 9/15/97 IN STOCK OR INDEX
(INCLUDING REINVESTMENT OF DIVIDENDS)
FISCAL YEAR ENDING FEBRUARY 28

                                                              SEPTEMBER FEBRUARY
                                                                1997      1998
                                                              --------- --------
NEWCOM, INC..................................................    100      150
NASDAQ STOCK MARKET INDEX (U.S.).............................    100      106
NASDAQ COMPUTER INDEX (U.S.).................................    100      106

                                PROPOSAL NO. 2

                 APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1998 Employee Stock Purchase Plan was adopted by the Board of Directors on July 21, 1998, subject to stockholder approval, to be effective as of July 21, 1998 (the "1998 Purchase Plan"). The Board adopted the 1998 Purchase Plan for the purpose of providing the Company's employees with a means of increasing their equity interest in and sharing in the success of the Company thereby increasing their incentive to continue in the Company's service.

  The text of the 1998 Purchase Plan is set forth as Annex A to this Proxy Statement. The following is a summary of the principal features of the 1998 Purchase Plan and does not purport to be complete. Stockholders are urged to read the 1998 Purchase Plan in its entirety. This summary is subject to and qualified in its entirety by reference to the 1998 Purchase Plan. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the 1998 Purchase Plan.

SHARES SUBJECT TO THE 1998 PURCHASE PLAN

  Upon approval of this Proposal by the stockholders, there will be a total of 500,000 shares of Common Stock authorized for purchase under the 1998 Purchase Plan. The authorized shares issuable in connection with the 1998 Purchase Plan are subject to adjustment in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. The rights of existing stockholders will be affected only insofar as the total number of outstanding shares of Common Stock increases as a result of the purchase and sale of shares under the 1998 Purchase Plan.

PARTICIPANTS

  Any employee of the Company who (i) on the first day of a Participation Period, as defined below, has been in the employ of the Company for at least 90 days, and (ii) is customarily employed for more than twenty (20) hours per week and for more than five (5) months per calendar year during such employment, is eligible to participate in the 1998 Purchase Plan during such Participation Period. A Participation Period means a period, which may not exceed the maximum number of months permitted under Code Section 423, during which contributions may be made toward the purchase of stock under the 1998 Purchase Plan. The Compensation Committee of the Board shall determine the commencement date and duration of each Participation Period, the purchase dates that may occur during a Purchase Period and the maximum number of shares that may be purchased by a Participant during the Participation Period. Once enrolled in the 1998 Purchase Plan, a Participant will continue to participate for each succeeding Participation Period until he or she terminates participation or ceases to be eligible under the 1998 Purchase Plan. The Company estimates that the number of people eligible to participate in the 1998 Purchase Plan as of July 21, 1998 was 120.

  An Eligible Employee becomes a Participant in the 1998 Purchase Plan by delivering to the Company an agreement authorizing payroll deductions of the percentage or amount of the Participant's Compensation which he or she elects to have withheld for the purchase of Stock under the 1998 Purchase Plan, which may be any whole percentage or dollar amount of the Participant's Compensation, provided that the aggregate amount so withheld may not exceed 25% of the Participant's Compensation during the relevant Participation Period.

ADMINISTRATION

  The 1998 Purchase Plan shall be administered by the Company, and the interpretation and construction by the Company of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding.

TERMS OF STOCK PURCHASE

  An employee who is enrolled in the 1998 Purchase Plan will be granted an option to purchase shares of Stock solely be means of payroll deductions. The purchase price for each share of Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the last trading day prior to the date shares are purchased. As of the last day of each Participation Period, the amount then in a Participant's Plan Account under the 1998 Purchase Plan will be divided by the Purchase Price, and the number of whole shares which results shall be purchased from the Company, subject to certain limitations. As of July 24, 1998, the last reported sales price for the Company's Common Stock was $9.375 per share as reported on the NASDAQ National Market.

  Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the 1998 Purchase Plan if, immediately after such grant, the employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, nor will any employee be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined at the Fair Market Value at the time of grant) under all qualified employee stock purchase plans of the Company and its subsidiaries in any calendar year.

  Any amount remaining in the Participant's Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the next succeeding participation Period, without interest. Any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

  If the aggregate number of shares that all Participants elect to purchase during the Participation Period exceeds the number of shares remaining available under the 1998 Purchase Plan, then each Participant shall be entitled to the percentage of shares remaining under the 1998 Purchase Plan corresponding to the percentage that such Participant elected to purchase of the total number of shares that all participants elected to purchase during that Participation Period. Any cash remaining in the Participant's Plan Account under these circumstances shall be refunded to the Participant.

PLAN BENEFITS

  The plan benefits to employees derived from the 1998 Purchase Plan will depend upon such employee's level of participation and the Company's stock price performance. Therefore, the benefits and amounts of award that will be received by each of the Named Executive Officers, the executive officers as a group and all other employees as a group under the 1998 Purchase Plan are not presently determinable.

STOCKHOLDER RIGHTS

  No Participant will have any rights as a stockholder with respect to any shares he or she may have a right to purchase under the 1998 Purchase Plan until the date of issuance of a stock certificate to the brokerage account designated by the Company for shares of Stock issued pursuant to the Plan, subject to the stockholders approval of the adoption of the Plan.

TERMINATION OF PURCHASE RIGHTS

  A Participant may elect to withdraw from participation under the 1998 Purchase Plan at any time up to the last day of a Participation Period. As soon as practicable after such withdrawal, payroll deduction will cease and all amounts credited to the Participants Plan Account will be refunded in cash, without interest. Termination of employment by a participant in the 1998 Purchase Plan for any reason, including death, will be treated as an automatic withdrawal.

RESTRICTIONS ON TRANSFER

  Rights granted under the 1998 Purchase Plan are not transferable by a Participant other than by will or the laws of descent and distribution. If a Participant attempts to transfer, assign or otherwise encumber his or her rights or interest under the 1998 Purchase Plan, such act shall be treated as an automatic withdrawal from participation in the 1998 Purchase Plan.

AMENDMENT OR TERMINATION OF THE 1998 PURCHASE PLAN

  The Board of Directors shall have the right to amend, modify or terminate the 1998 Purchase Plan at any time without notice, except that certain amendments may require stockholder approval pursuant to applicable laws or regulations.

  In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the 1998 Purchase Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise. If such a termination occurs, all amounts that each Participant has paid toward the purchase of shares under the 1998 Purchase Plan shall be refunded without interest.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the principal current federal income tax consequence of transactions under the 1998 Purchase Plan, which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, as amended, is intended to be a summary of applicable federal law. This summary does not describe all federal tax consequences, nor does it describe state, local or foreign tax consequences, which consequences may differ.

  There are no federal income tax consequences to the Company by reason of the grant of rights under the 1998 Purchase Plan. A Participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

  If the Participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the Participation Period in which such shares were acquired or within one (1) year after the purchase date on which those shares were actually acquired, whichever is later, then the Participant will realize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

  If the Participant sells or disposes of the purchased shares other than within two (2) years after his or her entry date into the Participation Period in which the shares were acquired and one (1) year after the purchase date of those shares, then the Participant will realize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) fifteen percent (15%) of the fair market value of the shares on the Participant's entry date into that Participant Period; and any additional gain upon the disposition will taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

STOCKHOLDER APPROVAL

  Only stockholders of record on the books of the Company at the close of business on June 26, 1998 are entitled to vote with respect to approval of the 1998 Purchase Plan. The affirmative vote of the majority of the votes of the shares present or represented and voting is required for approval of the 1998 Purchase Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the 1998 Purchase Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL NO. 3

              APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Company's Non-Employee Director Stock Option Plan was adopted by the Board of Directors on July 21, 1998, subject to stockholder approval, to be effective as of July 21, 1998 (the "Director Plan"). The Board adopted the Director Plan to promote the long-term success of the Company and the creation of stockholder value encouraging the attraction and retention of Non-Employee Directors. The Director Plan seeks to achieve this by providing for nonstatutory stock options.

  The text of the Director Plan is set forth as Annex B to this Proxy Statement. The following is a summary of the principal features of the Director Plan and does not purport to be complete. Stockholders are urged to read the Director Plan in its entirety. This summary is subject to and qualified in its entirety by reference to Annex B. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the Director Plan.

SHARES SUBJECT TO THE DIRECTOR PLAN

  Upon approval of this Proposal by the stockholders, there will be a total of five hundred thousand (500,000) shares of Common Stock authorized for option grants under the Director Plan. The authorized shares issuable in connection with the Director Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

  If any option granted under the Director Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants under the Director Plan.

PARTICIPANTS

  The Director Plan provides for formula grants to directors who are not employees of the Company. Employee directors are not eligible to participate in the Director Plan. Pursuant to the Director Plan, upon the Initial Grant Date (defined below), each non-employee director automatically shall be granted an option to purchase fifty thousand (50,000) Common Shares. The Initial Grant Date shall be the later to occur of (i) the date the Director Plan is approved by the stockholders of the Company and (ii) the expiration or earlier termination of the one-year lock-up provision set forth in the Company's underwriting agreement with Joseph Charles. Each such Option shall vest while the Optionee continues to serve as a member of the Board as to twelve thousand five hundred (12,500) shares on each anniversary of the date the Optionee's status as a non-employee director commenced and shall expire if not exercised on the tenth anniversary of the date of grant or, if earlier, on the first anniversary of the termination of the Optionee's status as a non-employee director. Each non-employee director first elected to the Board after the effective date of the Director Plan shall be granted an option to purchase fifty thousand (50,000) shares of Common Stock. Each such Option shall vest while the Optionee continues to serve as a member of the Board as to twelve thousand five hundred (12,500) shares on each anniversary of the date of grant and shall expire if not exercised on the tenth anniversary of the date of grant or, if earlier, on the first anniversary of the termination of the Optionee's status as a non-employee director.

  Each Option shall be fully vested in the event of the Optionee's death or permanent disability (within the meaning of section 22(e)(3) of the Code) while serving as a non-employee director. Each Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

  Each Option shall be immediately exercisable for any or all of the Option shares. However, any Common Shares purchased under the Option shall be subject to repurchase by the Company, at the Exercise Price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The Company's repurchase rights shall lapse at the same rate as the Option vests. Common Shares subject to the Company's repurchase rights shall not be permitted to be sold, transferred or otherwise disposed of by the Optionee prior to the lapse of such rights.

ADMINISTRATION

  The material terms of each option grant (including the timing and pricing of the option grant) shall be determined by the express terms of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

TERMS OF STOCK OPTIONS

  Awards under the Director Plan consist of nonstatutory stock options
("NSOs").

  The Exercise Price per share shall be equal to one hundred percent (100%) of the Fair Market Value per Common Share on the option grant date. The last sale price per share of the Company's Common Stock as reported on the NASDAQ National Market on July 24, 1998 was $9.375. The option price must be paid in full at the time of exercise. The price may be paid (1) in cash or check made payable to the Company; (ii) by shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
(iii) to the extent that the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instruction to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

  Except to the extent such sale and remittance procedure is utilized, payment of the Exercise Price for the purchased shares must be made on the Exercise Date.

STOCKHOLDER RIGHTS

  An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the issuance of a stock certificate for such Common Shares following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

RESTRICTIONS OF TRANSFER

  Unless the Option Agreement otherwise provides, each option is transferable only by will or the law of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

AMENDMENT OR TERMINATION OF THE DIRECTOR PLAN

  The Board may, at any time and for any reason, amend or terminate the Director Plan. An amendment of the Director Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Director Plan after the termination thereof. The termination of the Director Plan, or any amendment thereof, shall not affect any Option previously granted under the Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the Director Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

  An Optionee is not taxed on the grant of an NSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for more than one (1) year following exercise. The Company does not receive a deduction for this gain.

REQUIRED APPROVAL

  The affirmative vote of the holders of a majority of shares of Common Stock represented and voting at a duly held meeting at which a quorum is present is required to approve the adoption of the Director Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment and restatement of the Company's Director Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE COMPANY'S DIRECTOR PLAN.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

  Stockholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 1999 Annual Meeting of Stockholders must be received at the offices of the Company by April 16, 1999 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, NewCom, Inc., 31166 Via Colinas, Westlake Village, California 91362.

OTHER MATTERS

  Neither NewCom nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

  The 1998 Annual Report to Stockholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

  WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                                      ANNEX A TO PROXY STATEMENT


                                  NEWCOM, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                       (Adopted Effective July 21, 1998)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1.  Establishment of the Plan...................................... A-3
Section 2.  Definitions.................................................... A-3
Section 3.  Shares Authorized.............................................. A-4
Section 4.  Administration................................................. A-4
Section 5.  Eligibility and Participation.................................. A-4
Section 6.  Participation Periods.......................................... A-4
Section 7.  Purchase Price................................................. A-5
Section 8.  Employee Contributions......................................... A-5
Section 9.  Plan Accounts; Purchase of Shares.............................. A-5
Section 10. Withdrawal From the Plan....................................... A-6
Section 11. Effect of Termination of Employment or Death................... A-6
Section 12. Rights Not Transferable........................................ A-6
Section 13. Recapitalization, Etc.......................................... A-6
Section 14. Limitation on Stock Ownership.................................. A-7
Section 15. No Rights as an Employee....................................... A-7
Section 16. Rights as a Stockholder........................................ A-7
Section 17. Use of Funds................................................... A-7
Section 18. Amendment or Termination of the Plan........................... A-7
Section 19. Governing Law.................................................. A-7

                                 NEWCOM, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT OF THE PLAN

  The NewCom, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is hereby established to provide Eligible Employees with an opportunity to purchase the Company's common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

SECTION 2. DEFINITIONS

  (a) "Board of Directors" or "Board" means the Board of Directors of the Company.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Company" means NewCom, Inc., a Delaware corporation.

  (d) "Compensation" means all base straight time gross earnings paid to a Participant during a Participation Period in cash or in kind including overtime, commissions, shift differential, incentive compensation, incentive payments, bonuses, and other forms of compensation.

  (e) "Date of Participation" means the first day of a Participation Period.

  (f) "Eligible Employee" means any Employee of a Participating Company (i) whose customary employment is for more than five months per calendar year and for more than 20 hours per week and (ii) who is an Employee at the commencement of a Participation Period.

  (g) "Employee" means any common-law employee of a Participating Company who has completed at least ninety (90) days of employment with such Participating Company.

  (h) "Fair Market Value" means the market price per share of Stock, determined by the Committee as follows:

    1. If the Stock is traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;

    2. If the Stock is traded over-the-counter on the date in question and is classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

    3. If the Stock is traded over-the-counter on the date in question but is not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

    4. If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

  (i) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

  (j) "Participating Company" means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

  (k) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 6.

  (l) "Plan Account" means the account established for each Participant pursuant to Section 9(a).

  (m) "Purchase Price" means the price at which Participants may purchase Stock under Section 5 of the Plan, as determined pursuant to Section 7.

  (n) "Stock" means the shares of common stock of the Company.

  (o) "Subsidiary" means a subsidiary corporation as defined in Section 424 of the Code.

SECTION 3. SHARES AUTHORIZED

  The maximum aggregate number of shares that may be offered under the Plan shall be 500,000 shares of Stock, subject to adjustment as provided in Section 13 hereof.

SECTION 4. ADMINISTRATION

  The Plan shall be administered by the Company, and the interpretation and construction by the Company of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

SECTION 5. ELIGIBILITY AND PARTICIPATION

  (a) Any person who qualifies or will qualify as an Eligible Employee on the Date of Participation with respect to a Participation Period may elect to participate in the Plan for such Participation Period. An Eligible Employee may elect to participate by executing the participation agreement prescribed for such purpose by the Company. The participation agreement shall be filed with the Company no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the Participation Period. The Eligible Employee shall designate on the participation agreement the percentage or amount of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage or dollar amount of the Participant's Compensation, provided that the aggregate amount so withheld may not exceed 25% of the Participant's Compensation during the relevant Participation Period.

  (b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Participation Period, subject to any limitations imposed pursuant to Section 6, and/or Section 14.

  (c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

SECTION 6. PARTICIPATION PERIODS

  (a) The Plan shall be implemented in one or more Participation Periods of not more than the maximum number of months permitted under Code Section
      423. The Compensation Committee of the Board shall determine the commencement date and duration of each Participation Period; the purchase dates that may occur during a Purchase Period and the maximum number of shares that may be purchased by a Participant during the Participation period.

  (b) Unless modified by the Compensation Committee of the Board pursuant to the preceding paragraph, each Participation Period shall last for three consecutive months. The first Participation Period shall commence on August 1, 1998 and end on October 31, 1998. Sequential three month Participation Periods shall commence on each November 1, February 1, May 1 and August 1 thereafter.

  (c) At the beginning of each Participation Period, each Participant is automatically granted an option to purchase shares of Stock. The option may be exercised at the end of a Participation Period to the extent of the payroll deductions accumulated during such Participation Period.

SECTION 7. PURCHASE PRICE

  The Purchase Price for each share of Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the last trading day prior to the date shares are purchased.

SECTION 8. EMPLOYEE CONTRIBUTIONS

  A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to
Section 5(a), shall commence with the first paycheck issued during the Participation Period and shall be deducted from each subsequent paycheck throughout the Participation Period. If a Participant desires to decrease the rate of payroll withholding during the Participation Period, he or she may do so one time during a Participation Period by filing a new participation agreement with the Company. Such decrease will be effective as of the first day of the second payroll period that begins following the receipt of the new participation agreement. If a Participant desires to increase the rate of payroll withholding, he or she may do so effective for the next Participation Period by filing a new participation agreement with the Company on or before the date specified by the Company, and if none is stated, then no later than the first day of the Participation Period for which such change is to be effective.

SECTION 9. PLAN ACCOUNTS; PURCHASE OF SHARES

  (a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account.

  (b) As of the last day of each Participation Period, the amount then in the Participant's Plan Account will be divided by the Purchase Price, and the number of whole shares of Stock which results (subject to the limitations described in Sections 5(b), 9(c) and 14) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be delivered to the Company and kept in an account pursuant to a participation agreement between each Participant and the Company and subject to the conditions described therein which may include a requirement that shares of Stock be held and not sold for certain time periods.

  (c) In the event that the aggregate number of shares which all Participants elect to purchase during a Participation Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant's Plan Account under these circumstances shall be refunded to the Participant.

  (d) Any amount remaining in the Participant's Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the next succeeding Participation Period, without interest. Any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

  (e) As soon as practicable following the end of each Participation Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

SECTION 10. WITHDRAWAL FROM THE PLAN

  A Participant may elect to withdraw from participation under the Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Company. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls in accordance with the provisions of
Section 5.

SECTION 11. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

  (a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.

  (b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of a Participation Period.

  (c) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

SECTION 12. RIGHTS NOT TRANSFERABLE

  The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under
Section 10.

SECTION 13. RECAPITALIZATION, ETC.

  (a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Participation Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

  (b) In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

  (c) The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. LIMITATION ON STOCK OWNERSHIP

  Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this
Section 14, ownership of stock shall be determined by the attribution rules of
Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

SECTION 15. NO RIGHTS AS AN EMPLOYEE

  Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

SECTION 16. RIGHTS AS A STOCKHOLDER

  A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to the brokerage account designated by the Company for shares of Stock issued pursuant to the Plan, subject to the stockholders approval of the adoption of the Plan.

SECTION 17. USE OF FUNDS

  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

SECTION 18. AMENDMENT OR TERMINATION OF THE PLAN

  The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules.

SECTION 19. GOVERNING LAW

  The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

  To record the adoption of the Plan by the Board of Directors, effective as July 21, 1998 and subject to stockholder approval, the Company has caused its
authorized officer to execute the same on July   , 1998.

                                        NEWCOM, INC.

                                        By /s/ Sultan Khan
                                           ---------------
                                            ITS PRESIDENT

                                                      ANNEX B TO PROXY STATEMENT



                                  NEWCOM, INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       (Adopted Effective July 21, 1998)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE  1.  INTRODUCTION................................................  B-3
 ARTICLE  2.  ADMINISTRATION..............................................  B-3
 ARTICLE  3.  SHARES AVAILABLE FOR GRANTS.................................  B-3
          3.1 Basic Limitation............................................  B-3
          3.2 Additional Shares...........................................  B-3
 ARTICLE  4.  ELIGIBILITY.................................................  B-3
 ARTICLE  5.  OPTIONS.....................................................  B-3
          5.1 Stock Option Agreement......................................  B-3
          5.2 Initial Grants..............................................  B-3
          5.3 Effect of Death or Disability...............................  B-4
          5.4 Effect of Change in Control.................................  B-4
          5.5 Modification or Assumption of Options.......................  B-4
          5.6 Exercise Before Vesting.....................................  B-4
 ARTICLE  6.  EXERCISE PRICE AND PAYMENT FOR OPTION SHARES................  B-4
          6.1 Exercise Price..............................................  B-4
          6.2 Payment.....................................................  B-4
 ARTICLE  7.  PROTECTION AGAINST DILUTION.................................  B-4
          7.1 Adjustments.................................................  B-4
          7.2 Reorganizations.............................................  B-5
 ARTICLE  8.  LIMITATION ON RIGHTS........................................  B-5
          8.1 Retention Rights............................................  B-5
          8.2 Stockholder's Rights........................................  B-5
          8.3 Regulatory Requirements.....................................  B-5
 ARTICLE  9.  WITHHOLDING TAXES...........................................  B-5
 ARTICLE 10.  ASSIGNMENT OR TRANSFER OF OPTIONS...........................  B-5
 ARTICLE 11.  FUTURE OF THE PLAN..........................................  B-5
         11.1 Term of the Plan............................................  B-5
         11.2 Amendment or Termination....................................  B-6
 ARTICLE 12.  DEFINITIONS.................................................  B-6
 ARTICLE 13.  EXECUTION...................................................  B-7

                                 NEWCOM, INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       (Adopted Effective July 21, 1998)

ARTICLE 1. INTRODUCTION

  The Plan was adopted by the Board on July 21, 1998, subject to approval by the Company's stockholders.

  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value encouraging the attraction and retention of Non-Employee Directors. The Plan seeks to achieve this purpose by providing for nonstatutory stock options.

  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions). Capitalized terms used herein are defined in Article 12 below.

ARTICLE 2. ADMINISTRATION

  The material terms of each option grant (including the timing and pricing of the option grant) shall be determined by the express terms of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS

  3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued upon the exercise of Options under the Plan shall not exceed five hundred thousand (500,000) shares. The limitation of this Section
3.1 shall be subject to adjustment pursuant to Article 7.

  3.2 Additional Shares. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Options under the Plan.

ARTICLE 4. ELIGIBILITY

  Only Non-Employee Directors shall be eligible for the grant of Options under the Plan.

ARTICLE 5. OPTIONS.

  5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan.

  5.2 Initial Grants. Upon the Initial Grant Date, each Non-Employee Director automatically shall be granted an option to purchase fifty thousand (50,000) Common Shares. The Initial Grant Date shall be the later to occur of (i) the date the Director Plan is approved by the stockholders of the Company and (ii) the expiration or earlier termination of the one-year lock-up provision set forth in the Company's underwriting agreement with Joseph Charles. Each such Option shall vest while the Optionee continues to serve as a member of the Board as to twelve thousand five hundred (12,500) shares on each anniversary of the date the Optionee's status as a Non-Employee Director commenced and shall expire if not exercised on the tenth anniversary of the date of grant or, if earlier, on the first anniversary of the termination of the Optionee's status as a Non-Employee Director. Each Non-Employee Director first elected to the Board after the effective date of the Plan shall be granted an option to purchase fifty thousand (50,000) Common Shares. Each such Option shall vest while the Optionee continues to serve as a member of the Board as to twelve thousand five hundred (12,500) shares on each anniversary of the date of grant and shall expire if not exercised on the tenth anniversary of the date of grant or, if earlier, on the first anniversary of the termination of the Optionee's status as a Non-Employee Director.

  5.3 Effect of Death or Disability. Each Option shall be fully vested in the event of the Optionee's death or permanent disability (within the meaning of section 22(e)(3) of the Code) while serving as a Non-Employee Director.

  5.4 Effect of Change in Control . Each Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

  5.5 Modification or Assumption of Options. Within the limitations of the Plan, the Board may extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

  5.6 Exercise Before Vesting. Each Option shall be immediately exercisable for any or all of the Option shares. However, any Common Shares purchased under the Option shall be subject to repurchase by the Company, at the Exercise Price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The Company's repurchase right shall lapse at the same rate as the Option vests. Common Shares subject to the Company's repurchase rights shall not be permitted to be sold, transferred or otherwise disposed of by the Optionee prior to the lapse of such rights.

ARTICLE 6. EXERCISE PRICE AND PAYMENT FOR OPTION SHARES

  6.1 Exercise Price. The Exercise Price per share shall be equal to one hundred percent (100%) of the Fair Market Value per Common Share on the option grant date.

  6.2 Payment. The Exercise Price shall become immediately due upon exercise of the Option and shall be payable in one or more of the forms specified below:

      (i) cash or check made payable to the Company,

       (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

        (iii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to
  (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

  Except to the extent such sale and remittance procedure is utilized, payment of the Exercise Price for the purchased shares must be made on the Exercise Date.

ARTICLE 7. PROTECTION AGAINST DILUTION

  7.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate in the number of Common Shares covered by each outstanding Option and/or the Exercise Price under each outstanding Option.

  Except as provided in this Article 7, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

  7.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

ARTICLE 8. LIMITATION ON RIGHTS

  8.1 Retention Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain a director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

  8.2 Stockholder's Rights. An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

  8.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 9. WITHHOLDING TAXES

  To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

ARTICLE 10. ASSIGNMENT OR TRANSFER OF OPTIONS

  Except as provided in Article 9, an Option granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Article 10 shall be void. However, this Article 10 shall not preclude an Optionee from designating a beneficiary who will receive any outstanding Options in the event of the Optionee's death, nor shall it preclude a transfer of Options by will or by the laws of descent and distribution.

ARTICLE 11. FUTURE OF THE PLAN

  11.1 Term of the Plan. The Plan, as set forth herein, shall become effective on July 21, 1998, subject to the approval of the Company's stockholders within twelve (12) months of such date. The Plan shall remain in effect until it is terminated under Section 11.2.

  11.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 12. DEFINITIONS

  12.1 "Board" means the Company's Board of Directors, as constituted from time to time.

  12.2 "Change in Control" shall be deemed to occur upon any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company, its Parent or Subsidiary or employee benefit plan or trust maintained by the Company, its Parent or Subsidiary, becoming the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than twenty-five percent (25%) of the Common Shares of the Company outstanding at such time, without the prior approval of the Board.

  12.3 "Code" means the Internal Revenue Code of 1986, as amended.

  12.4 "Common Share" means one share of the common stock of the Company.

  12.5 "Company" means NewCom, Inc., a Delaware corporation.

  12.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  12.7 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

  12.8 "Fair Market Value" means the market price of Common Shares, determined by the Board as follows:

      (a) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date;

      (b) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

     (c) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date; and

      (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board in good faith on such basis as it deems appropriate.

  Whenever possible, the determination of Fair Market Value by the Board shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

  12.9 "Non-Employee Director" shall mean a member of the Board who is not a common-law employee of the Company.

  12.10 "Option" means an option granted under the Plan and entitling the holder to purchase Common Shares.

  12.11 "Optionee" means an individual or estate who holds an Option.

  12.12 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

  12.13 "Plan" means the NewCom, Inc. Non-Employee Director Stock Option Plan, as amended from time to time.

  12.14 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

  12.15 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 13. EXECUTION

  To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                          NEWCOM, INC.

                                          By /s/ Sultan Khan
                                             ---------------
                                              ITS PRESIDENT

PROXY                             NEWCOM, INC.
             31166 VIA COLINAS, WESTLAKE VILLAGE, CALIFORNIA 91362 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Sultan W. Khan and Michael I. Froch as Proxies, each with the power to appoint their substitutes and with full power to act alone, and hereby authorizes them to represent and to vote as designated below, all shares of Common Stock of NewCom, Inc. held of record by the undersigned on June 26, 1998, at the Annual Meeting of Stockholders to be held on August 25, 1998, including any adjournments or continuances thereof.

  The proxies appointed hereby are instructed to vote as indicated herein on the following proposals as more fully described in the Company's Notice of Meeting of Stockholders and Proxy Statement, each dated July 28, 1998, receipt of which is hereby acknowledged, and in their discretion on any other business which may properly come before the meeting or adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES SPECIFIED IN ITEM NO. 1 BELOW, FOR THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN MENTIONED IN ITEM 2 BELOW AND FOR THE ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN MENTIONED IN ITEM 3 BELOW. THE PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

1. Election of Directors     [_] FOR all nominees listed below               [_] WITHHOLD AUTHORITY to vote
                                 (except as marked to the contrary below)        for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below).

Zane R. Alsabery      James M. Curran        Michael I. Froch         Saied Kashani           Asif M. Khan
Sultan W. Khan        Gerald S. Papazian     Richard A. Rappaport     Alexander Remington     Steven C. Veen

2. 1998 Employee Stock Purchase Plan. To approve the adoption of the 1998 Employee Stock Purchase Plan.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN

3. Non-Employee Director Stock Option Plan. To approve the adoption of the Non-Employee Director Stock Option Plan.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3.

                                            Dated: ______________________, 1998

                                            Please sign exactly as the name
                                            appears below. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                 Signature if held jointly

                                            If you also expect to attend the
                                            stockholders' meeting, the Board
                                            of Directors requests you check
                                            the box below:

                                            [_] I/we plan to attend the
                                                stockholders meeting

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.